                                                                    EXHIBIT 10.1
                                                                    ------------
                             EMPLOYMENT AGREEMENT
                             --------------------


     EMPLOYMENT AGREEMENT dated as of August 1, 1998 (the "Agreement") by and between JOHNS MANVILLE CORPORATION, a Delaware corporation (the "Company"), and JOHN J. KLOCKO, III (the "Executive").

     WHEREAS the Company desires to employ Executive and to enter into an agreement embodying terms of such employment (the "Agreement"); and

     WHEREAS Executive desires to accept such employment and to enter into such an Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1.   Term of Employment.  The Executive's period of employment hereunder
          ------------------
shall extend from August 1, 1998 through April 10, 2001; provided, however, that commencing April 10, 1999 and each April 10 thereafter if this Agreement is still in effect, the period of employment shall automatically be extended for one additional year unless, not later than March 1 of such year, the Company or the Executive has given written notice to the other party that such term of employment shall not be so extended. The period of Executive's employment hereunder, including any extension or extensions pursuant to the foregoing sentence, is referred to hereafter as the "Employment Term."
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     2.   Position.  Executive shall serve as Senior Vice President and General
          --------
Counsel of the Company. Executive shall devote substantially all of his business time and energies to the business of the Company. Notwithstanding the foregoing, Executive may (a) continue to serve on the board of directors of any business corporation on which he is serving as of the date of this Agreement (as shown on Schedule A), (b) serve on the boards of directors or committees of non-profit organizations and (c) with the prior approval of the Chief Executive Officer of the Company or of the Board, serve on the boards of directors of other business corporations, provided that in the Company's sole reasonable discretion none of the foregoing activities materially interferes with the performance of Executive's duties hereunder.

     3.   Base Salary.  Company shall pay Executive a base salary at the rate
          -----------
of not less than $225,000 per year, as the same may from time to time be increased at the sole discretion of the Board of Directors of the Company (the "Board") or, prior to a Change in Control, decreased in the event of across the board salary reductions within the corporate staff group or the business division in which Executive is employed, whichever is applicable ("Base Salary").

     4.   Incentive Compensation. Executive shall participate in the JM
          ----------------------
executive incentive compensation plans, as in effect from time to time during the Employment Term, for which his level of employment makes him eligible. (References herein to "JM executive incentive compensation plans" whether annual or long-term, shall include such plans maintained by the Company from time to time.) The JM executive incentive

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compensation plans in effect on the date hereof in which Executive participates are listed on Schedule B.

     5.   Employee Benefits.  Executive shall be eligible to participate in such
          -----------------
other of the Company's employee benefit plans and to receive such benefits for which his level of employment makes him eligible, in accordance with the Company's policies as in effect from time to time during the Employment Term.

     6.   Business Expenses. Necessary and reasonable business expenses incurred
          -----------------
by Executive during the Employment Term shall be reimbursed in accordance with Company policies.

     7.   Termination Prior to a Change in Control.
          ----------------------------------------

          (a)  Retirement.  This Agreement shall terminate automatically upon
               ----------
Executive's Retirement, as defined hereafter. For purposes of this Agreement, "Retirement" means termination of Executive's employment initiated by Executive, other than for Good Reason as defined in Section 7(e) or Section 8(e) hereof, whichever is applicable, whereby Executive is entitled to receive an immediately payable benefit, including an early retirement benefit, under the Company's retirement plan generally applicable to its salaried employees or under any retirement arrangement established with respect to Executive with his consent, in either case, whether or not Executive commences to receive such benefit at the time of such termination. Upon termination of Executive's employment by reason of Retirement prior to a Change in Control, Executive shall be entitled to benefits determined in accordance with the Company's retirement, benefit and insurance programs in effect at such time.

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          (b)  Death or Disability.
               -------------------

               (i)    Disability. Executive's employment hereunder may be
                      ----------
terminated by the Company if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months to perform his duties (such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. Upon any such termination for Disability prior to a Change in Control, Executive shall be entitled to receive his Base Salary through the date on which Executive is first eligible to receive payment of disability benefits in lieu of salary under the Company's employee benefit plans as then in effect.

               (ii)   Death. Upon termination for death prior to a Change in
                      -----
Control, Executive shall be entitled to his Base Salary at the rate in effect at the time of Executive's death through the end of the month in which his death occurs.

               (iii)  Death or Disability Benefits.  All other benefits to which
                      ----------------------------
Executive may be entitled following Executive's termination for death or Disability prior to a Change in Control shall be determined in accordance with the plans, policies and practices of the Company.

          (c)  For Cause by the Company; Voluntary Termination by Executive.
               ------------------------------------------------------------
Executive's employment hereunder may be terminated by the Company for "Cause". For purposes of this Agreement, prior to a Change in Control, "Cause" shall mean
(i) Executive's willful and continued failure substantially to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness or as

                                       4
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a result of termination by Executive for Good Reason as defined in Section 7(e)
below), (ii) Executive's dishonesty in the performance of his duties hereunder or (iii) Executive's conviction of a felony under the laws of the United States or any state thereof. If Executive is terminated for Cause, or if Executive voluntarily terminates employment hereunder other than for Good Reason, in either case, prior to a Change in Control, he shall be entitled to receive his Base Salary through the date of termination. All other benefits, if any, payable to Executive following such termination of Executive's employment shall be determined in accordance with the plans, policies and practices of the Company.

          (d)  Without Cause by the Company or with Good Reason by Executive.
               -------------------------------------------------------------
Subject to Section 7(g) below, if during the Employment Term and prior to a Change in Control Executive's employment hereunder is terminated by the Company without Cause (other than by reason of death or Disability) or by Executive with "Good Reason" (as defined in Section 7(e) below) asserted in Notice of Termination pursuant to Section 13(f) within one year of the event alleged to constitute such Good Reason, Executive shall be entitled to receive the following benefits:

               (i) The Company shall pay Executive in equal monthly cash payments, beginning on the fifth day of the month following such termination and continuing on the fifth day of each month thereafter for a period of 24 months, an aggregate amount equal to two times Executive's Base Salary in effect at the time of such termination or, in the event of termination by Executive on account of an event described in Section 7(e)(iv) below, the Base Salary as in effect prior to the reduction or reductions referred to therein plus the bonus Executive would have earned in respect of

                                       5
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the year of termination under the Company's annual incentive compensation plan, if any, in effect at the date of termination or, in the event of a termination by Executive by reason of an event described in Section 7(e)(v), the plan in effect prior to the elimination referred to therein, determined as if Executive had been employed by the Company for the full year and without regard to any right reserved by the Company to decrease or eliminate such bonus, and assuming actual performance had equaled 100% of the performance objective established for such year pursuant to the terms of such plan. In the event of a Change in Control following such termination, all remaining amounts then payable pursuant to this Section 7(d)(i) shall be paid in a lump sum in cash within 15 days of the date of the event giving rise to the Change in Control.

               (ii) For a 24-month period after such termination, the Company shall cause Executive to be provided with life, accident, medical, dental and prescription insurance benefits substantially similar to, and on the same terms as, those benefits elected and received by Executive under the Company's "Flex Benefit" program immediately prior to such termination; provided that, Executive shall be charged an amount equal to any monthly payroll deduction charged for similar benefits to executives in positions similar to that which Executive held before his termination; and provided further that, if Executive receives medical benefits under the Company's Retiree Comprehensive Health Care Plan and post-retirement life insurance benefits (collectively, "Retiree Medical and Life Insurance Benefits"), at any time during the 24-month period referred to above, once such benefits begin Executive shall be entitled only to Retiree Medical and Life Insurance Benefits.

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               (iii)  For a period of 24 months after such termination, the
Company shall provide or cause Executive to be provided with the perquisites listed on Schedule C, attached hereto, as may be amended by the Company from time to time without Executive's consent prior to such termination (provided that nothing herein shall be deemed to permit such an amendment without Executive's consent following a Change in Control), on the same terms and conditions on which such perquisites were provided prior to Executive's termination.

               (iv) In addition to all other amounts payable to Executive under this Section 7(d), Executive shall be entitled to receive all benefits payable to Executive under any other plan, policy or agreement relating to retirement or other benefits in accordance with the terms of such plans, policies or agreements; provided, however that, amounts paid pursuant to this
Section 7(d) shall be in lieu of any payments under any Company separation policy.

               (v) The Company shall provide Executive with outplacement services from the firm of Executive's choice at a cost to the Company not to exceed the lesser of (A) 20% of Executive's Base Salary in effect at the time of Executive's termination of employment with the Company or (B) $25,000.

          (e) Good Reason.  For purposes of this Agreement, prior to a Change
              -----------
in Control, "Good Reason" shall mean:

               (i) a material reduction in Executive's responsibilities, authorities or duties, all as contemplated by Section 2 hereof; provided, however, that such reduction by reason of a termination for Cause or Disability shall not constitute Good Reason;

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               (ii)   Executive's job is eliminated other than by reason of
promotion or termination for Cause or Disability.

               (iii) the Company fails to pay Executive any amount otherwise vested and due hereunder or under any plan or policy of the Company;

               (iv) a reduction in Executive's Base Salary except in the event of an across the board salary reduction within the corporate staff group or the business division in which Executive is employed, whichever is applicable;

               (v) a reduction in Executive's aggregate level of benefits under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings or similar plans, except in the event of an across the board reduction in such benefits within the corporate staff group or the business division in which Executive is employed, whichever is applicable;

               (vi) the elimination of an annual incentive compensation plan or a material reduction in such a plan not applicable to other executives of the Company; or

               (vii) Executive's office is relocated outside of a 50-mile radius of Denver, Colorado without his written consent.

          If Executive provides to the Company a Notice of Termination, as defined in Section 13(f), in connection with an event described in clauses (i) through (vii) of this Section 7(e), the Company shall have ten (10) business days from the date of receipt of such notice to effect a cure of the event described therein, and upon cure thereof by the Company to Executive's reasonable satisfaction, such event shall no longer constitute Good Reason for purposes of this Agreement.

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          (f)  Mitigation. In the event of termination of Executive's employment
               ----------
hereunder by the Company without Cause or by Executive with Good Reason prior to a Change in Control, benefits otherwise receivable by Executive pursuant to subsection 7(d)(ii) shall be reduced to the extent comparable benefits are received by Executive during the 24-month period following such termination. Executive shall report to the Company any such benefits actually received by Executive.

          (g)  Performance Related Termination.  Notwithstanding any other
               -------------------------------
provision of this Agreement, in the event (i) Executive's employment hereunder is terminated by the Company without Cause prior to a Change in Control pursuant to which payments are payable pursuant to Section 7(d) and (ii) such termination is the result of a Performance Related Termination Event (as defined in Section 7(h) below), then (x) the benefits and perquisites provided pursuant to Sections 7(d)(ii) and 7(d)(iii) shall be provided for a 12-month period after such termination in lieu of a 24-month period, (y) the benefits and services provided pursuant to Sections 7(d)(iv) and 7(d)(v) shall remain unchanged and (z) the amount payable pursuant to Section 7(d)(i) shall be reduced to the amount provided in Section 7(g)(i) below:

               (i) The Company shall pay Executive at the time of such termination in a lump sum a cash amount equal to one times his Base Salary in effect at the time of such termination plus a fraction of the annual bonus which (absent such termination and without regard to any right reserved by the Company to decrease or eliminate such bonus) Executive would have earned in respect of the year of termination under the JM annual incentive compensation plan, if any, in effect at the date of termination, assuming actual performance had equaled 100% of the

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performance objective established for such year pursuant to the terms of such plan, the numerator of which fraction is the number of days in such year during which the Executive was employed by the Company and the denominator of which is 365.

          (h) Performance Related Termination Event.  For purposes of the
              -------------------------------------
foregoing, "Performance Related Termination Event" shall mean Executive's failure to meet in any material respect the expectations of the Company which have been communicated to Executive and which are reasonable and material in light of Executive's position after a written notice specifying this Section and identifying such failure is delivered to Executive and Executive shall have failed during the 60-day period following such written demand to have corrected such failure (other than as a result of total or partial incapacity due to physical or mental illness or as a result of termination by Executive for Good Reason).

     8.   Termination Following a Change in Control.
          -----------------------------------------

          (a) Retirement.  This Agreement shall terminate automatically upon
              ----------
Executive's Retirement. Upon a termination of Executive's employment by reason of Retirement following a Change in Control, Executive shall be entitled to benefits determined in accordance with the Company's retirement, benefit and insurance programs in effect immediately prior to the Change in Control or, if more generous, such programs in effect at the time of such Retirement.

          (b) Death or Disability.
              -------------------

              (i) Disability. Executive's employment hereunder may be terminated
                  ----------
by reason of Executive's Disability, subject to the procedure for determining such Disability outlined in Section 7(b)(i). Upon any termination for Disability following a
                                       10
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Change in Control, Executive shall be entitled to receive his Base Salary for a two-year period ending on the second anniversary of Executive's date of termination. Such Base Salary shall be paid in equal monthly installments and shall be reduced by any amounts received as disability benefits in lieu of salary under the Company's employee benefit plans.

              (ii)   Death.  Upon termination for death following a Change in
                     -----
Control, Executive shall be entitled to (x) his Base Salary at the rate in effect at the time of Executive's death through the end of the month in which his death occurs and (y) if and to the extent the death benefits provided Executive by the Company are less than would have been paid immediately prior to a Change in Control, a lump sum payment of cash in an amount equal to the value of such shortfall. Any such lump sum payment shall be made within ten (10) business days following Executive's death.

              (iii)  Death or Disability Benefits.  All other benefits to which
                     ----------------------------
Executive may be entitled upon Executive's termination for death or Disability following a Change in Control shall be determined in accordance with the plans, policies and practices of the Company in effect immediately prior to the Change in Control or, if more generous, such plans, policies and practices as in effect at any time following the Change in Control; provided that, nothing in this
Section 8(b)(iii) shall be interpreted so as to result in the duplication of the benefits provided under Section 8(b)(i) or (ii).

          (c) For Cause by the Company; Voluntary Termination by Executive.  For
              ------------------------------------------------------------
purposes of this Agreement, following a Change in Control, "Cause" shall mean
(i) Executive's willful and continued failure substantially to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness or as a result of termination by Executive for Good Reason as defined in Section 8(e) below) after a written demand for substantial performance is delivered to Executive personally and Executive shall have failed during the 60-day period following such written demand to have corrected such failure, (ii) Executive's dishonesty in the performance of his duties hereunder or (iii) Executive's conviction of a felony under the laws of the United States or any state thereof. For purposes of this Section 8(c) no act or failure to act on Executive's part shall be deemed willful unless done or omitted to be done by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company.

          If Executive is terminated for Cause, or if Executive voluntarily terminates his employment with the Company other than for Good Reason, in either case, following a Change in Control, he shall be entitled to receive his Base Salary through the date of termination. All other benefits, if any, payable to Executive following such termination of Executive's employment shall be determined in accordance with the plans, policies and practices of the Company.

          (d) Without Cause by the Company or With Good Reason by Executive.  If
              -------------------------------------------------------------
during the Employment Term Executive's employment hereunder is terminated by the Company following a Change in Control without Cause (other than by reason of death or Disability) or by Executive with "Good Reason" (which following a Change in Control shall have the meaning set forth in Section 8(e) below) asserted in a Notice of Termination pursuant to Section 13(f) within two years of the event alleged to constitute such Good Reason, Executive shall be entitled to receive the following benefits:

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              (i)    The Company shall pay Executive at the time of termination in a lump sum a cash amount equal to three times the sum of (A) Executive's Base Salary in effect at the time of such termination or, in the event of termination by Executive by reason of an event described in Section 8(e)(iv) below, the Base Salary as in effect prior to the reduction or reductions referred to therein plus (B) the bonus Executive would have earned in respect of the year of termination under the JM annual executive incentive compensation plan, if any, in effect at the date of termination or, in the event of a termination by Executive by reason of an event described in Section 8(e)(v) below, the plan in effect immediately prior to the reduction or reductions referred to therein, determined as if Executive had been employed by the Company for the full year and without regard to any right reserved by the Company to decrease or eliminate such bonus, and assuming actual performance had equaled 100% of the performance objective established for such year pursuant to the terms of such plan.

              (ii) The Company shall pay Executive in a lump sum a cash amount equal to a fraction of the annual bonus which (absent such termination and without regard to any right reserved by the Company to decrease or eliminate such bonus) Executive would have earned with respect to the year of termination under the JM annual executive incentive compensation plan, if any, in effect at the date of termination or, in the event of a termination by Executive by reason of an event described in Section 8(e)(v), the plan in effect prior to the reduction or reductions referred to therein, assuming actual performance had equaled 100% of the performance objective established for such year pursuant to the terms of such plan, the numerator of which fraction is the number of days in such year during which the

                                       13
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Executive was employed by the Company and the denominator of which is 365. Such payment shall be made at the time of Executive's termination.

              (iii)  [Reserved.]

              (iv) Executive shall receive credit under the Supplemental Plan for Participants in the THE COMPANY'S Salaried Retirement Plan for two additional years of service for purposes of both vesting and accrual of benefits.

              (v) For a 36-month period following Executive's termination, the Company shall pay Executive in monthly installments the sum of the monthly costs to Executive of purchasing life, accident, medical, dental and prescription insurance benefits substantially similar to such benefits elected and received by Executive under the Company's "Flex Benefit" program immediately prior to Executive's termination or, if more generous, immediately prior to the Change in Control ("Continued Benefits") less the monthly payroll deduction, if any, charged to Executive immediately prior to Executive's termination, or, if applicable, immediately prior to the Change in Control, for any of such Continued Benefits; notwithstanding the foregoing, if Executive begins to receive Retiree Medical and Life Insurance Benefits at any time during the 36-month period referred to above, once such benefits begin, the monthly payment due Executive under the preceding clause shall equal the monthly costs to Executive of purchasing Continued Benefits not provided by the Company to Executive as Retiree Medical and Life Insurance Benefits.

              (vi) For a 24-month period after such termination, the Company shall provide or cause Executive to be provided with the perquisites listed on Schedule C, attached hereto (which the Company may amend from time to time prior to a Change in Control, without Executive's consent), on the same terms and conditions on which such perquisites were provided at the time of Executive's termination or, if more generous, immediately prior to such termination.

              (vii) In addition to all other amounts payable to Executive under this Section 8(d), Executive shall be entitled to receive all benefits payable to Executive under any other plan, policy or agreement relating to retirement or other benefits, in accordance with the terms of such plans, policies or agreements; provided, however that, amounts paid pursuant to this Section 8(d) shall be in lieu of any payments under any Company separation policy.

              (viii) The Company shall provide Executive with outplacement services from the firm of Executive's choice at a cost to the Company not to exceed 20% of Executive's Base Salary in effect at the time of such termination or, in the event of termination by Executive by reason of an event described in
Section 8(e)(iv) below, the Base Salary as in effect prior to the reduction or reductions referred to therein.

          (e) Good Reason Following a Change in Control.  For purposes of this
              -----------------------------------------
Agreement, following a Change in Control, "Good Reason" shall mean:

              (i) a material adverse change in the nature or scope of Executive's responsibilities, authorities, duties and/or position (including by reason of a substantial reduction in the size of the Company or other substantial change in the character or scope of the Company's operations);

              (ii)   Executive no longer serves in the position described in
Section 2, other than by reason of a promotion or a termination for Cause or Disability;

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

              (iii) the Company fails to pay Executive any amounts otherwise vested and due hereunder or under any plan or policy of the Company;

              (iv) a reduction in Executive's Base Salary in effect immediately prior to the Change in Control or as the same may be increased from time to time;

              (v) a reduction in Executive's incentive compensation opportunity, as defined below, under the JM executive incentive compensation plans as in effect immediately prior to the Change in Control or as the same may be increased from time to time (absent, in the case of any such reduction relative to Executive's annual bonus, a corresponding increase in his Base Salary);

              (vi) the failure of the Company, to continue to provide Executive with benefits and perquisites which are substantially similar in the aggregate to those enjoyed by Executive under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings or similar plans and fringe benefit programs (including vacation) in which Executive was participating immediately prior to the Change in Control; or the failure by the Company to continue to provide Executive with directors' or officers' insurance, as applicable, at the level maintained immediately prior to the Change in Control;

              (vii) the Executive's office is relocated outside of a 50-mile radius of Denver, Colorado without his written consent;

              (viii) the failure of the Company to obtain an agreement from any successor to assume and agree to perform this Agreement, as contemplated in
Section 13(e) hereof; or

              (ix) any purported termination of Executive's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 13(f) and, if applicable, following the written demand described in Section 8(c) and the relevant cure period.

          If Executive provides a Notice of Termination, as defined in Section 13(f), in connection with an event described in clauses (i) through (vii) of this Section 8(e), to the Company, the Company shall have ten (10) business days from the date of receipt of such notice to effect a cure of the event described therein, and upon cure thereof by the Company to Executive's reasonable satisfaction, such event shall no longer constitute Good Reason for purposes of this Agreement.

          (f) Reduction in Incentive Compensation Opportunity.  For purposes of
              -----------------------------------------------
this Agreement, a "reduction in Executive's incentive compensation opportunity" under the JM executive incentive compensation plans shall include:

              (i) the failure to maintain both an annual and a long-term incentive plan;

              (ii) any reduction or elimination by the Company of Executive's annual or long-term incentive compensation pursuant to any reserved right under any such plan to decrease or eliminate such bonus or award;

              (iii) any reduction in Executive's participation level under any such plan; and

              (iv) any adverse change in the payout schedule or its equivalent or in the manner of assessing actual performance under any such plan and/or any extraordinary change in the applicable performance criteria thereunder.

          (g) Change in Control.  For purposes of this Agreement, the phrase
              -----------------
"Change in Control" shall mean the following and shall be deemed to have occurred if any of the following events shall have occurred:

              (i) any Person (as defined below) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (as defined below) (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act (as defined below)), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 30 percent or more of the combined voting power of the Company's or such subsidiary's then outstanding securities; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of such securities owned beneficially, directly or indirectly, by such Person is equal to or more than all such securities owned beneficially, directly or indirectly, by Manville Personal Injury Settlement Trust (the "Trust");

              (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of voting securities of the Company owned beneficially, directly or indirectly, by the Trust is less than 50 percent of all such outstanding securities;

               (iii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary") with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50 percent of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

               (iv) the stockholders of the Company or any affiliate approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

               (v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.
               (vi)  Defined terms.

                     (A) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

                     (B) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

                     (C) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

     9.   Golden Parachute Tax.
          --------------------

          (a) Anything herein to the contrary notwithstanding, in the event that it is determined that any payment or distribution by the Company to or for Executive's benefit, whether paid or payable or distributed or distributable pursuant to the terms hereof or otherwise, other than any payment pursuant to this Section 9(a) (a

"Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive, within 15 days following the determination described in Section 9(b) below, an additional payment ("Excise Tax Adjustment Payment") in an amount such that after payment by Executive of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Excise Tax Adjustment Payment, Executive shall retain an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the payments.

          (b) All determinations required to be made under this Section 9, including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be made by Coopers & Lybrand, L.L.P. or such accounting firm as the Company may designate prior to a Change of Control, which shall provide to the Company and Executive detailed supporting calculations within 15 business days of the date of Executive's termination of Employment. Except as hereinafter provided, any determination by Coopers & Lybrand, L.L.P. or such other accounting firm as the Company may designate prior to a Change of Control shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination hereunder, it is possible that (x) Excise Tax Adjustment Payments which should have been made will not have been made by the Company ("Underpayment"), or (y) certain

Excise Tax Adjustment Payments will have been made which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, the Company shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for Executive's benefit. In the event that Executive discovers that an Overpayment shall have occurred, the amount thereof shall be promptly repaid to the Employer.

     10.  Indemnification. The Company will indemnify Executive (and his heirs,
          ---------------
legal representatives or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of a proceeding) by the laws of the jurisdiction of incorporation of the Company, as in effect at the time of the subject act or omission, or by the Certificate of Incorporation and By-Laws of the Company, as in effect at such time or on the effective date of this Agreement, or by the terms of any indemnification agreement between the Company and Executive, whichever affords or afforded greatest protection to Executive, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

     11.  Legal Fees. In the event of a dispute between Executive and the
          ----------
Company with respect to any of Executive's rights under this Agreement, the Company shall reimburse Executive for any and all legal fees and related expenses incurred by him in connection with enforcing such rights, at the time such fees and related expenses are incurred; provided that, if Executive's claim is found by a court of competent jurisdiction to have been frivolous, Executive shall reimburse the Company for all amounts paid by it under this Section.

     12.  Confidentiality; Specific Performance.
          -------------------------------------

          Executive will not at any time (whether during or after his employment with the Company) disclose or use for his own benefit or purposes, or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any Trade Secrets of the Company without first obtaining the written consent of the Company.

          Executive will not at any time during his employment with the Company or for a period of two years after termination of his employment, disclose or use for his own benefit or purposes or the benefit or purposes, of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any Confidential Information of the Company which is disclosed to or learned by Employee during employment with the Company. Employee acknowledges that Confidential Information and materials developed by Employee, or Confidential Information and materials received by the Company in confidence from third parties, are also included within the meaning of this Section.

          As used herein "Trade Secret" means the whole or any portion or phrase of any technical information, design, process, procedure, formula or improvement known or used by the Company that is valuable and secret (in the sense that it is not generally known to competitors of the Company). To the extent consistent with the foregoing, Trade Secrets include (without limitation) the specialized information and technology that provide the Company with an advantage over competitors or potential competitors in its industry.

          As used herein "Confidential Information" means any data or information known by the Company related to the business of the Company, other than Trade Secrets, that is of competitive significance to the Company and not generally known by the public. To the extent consistent with the foregoing, "Confidential Information" includes (without limitation): cost data (such as labor or material costs pertaining to the products or services) of the Company; data relating to efficiency of the Company's operations; the identity and location of vendors and the terms of sale (including prices) negotiated with such vendors; data relating to sales -- by customer, by location, by product category, by sales price, or by end-use application; customer lists; financial information hat has not been released to the public; future business plans, marketing strategies, or advertising campaigns; and personnel files.

          Executive agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

          Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     13.  Miscellaneous.
          -------------

          (a)  Governing Law; Liability of the Executive.  This Agreement shall
               -----------------------------------------
be governed by and construed in accordance with the laws of the State of Colorado. Executive shall not be subject to liability for breach of this Agreement by reason of his termination of his employment hereunder.

          (b)  Entire Agreement/Amendments/Effectiveness.  This Agreement shall
               -----------------------------------------
supersede any and all existing employment, change-in-control or severance agreements between Executive and the Company or any of its affiliates and contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement and any amendment hereto shall not be effective unless and until signed by the Chief Executive Officer of the Company and attested to by the Secretary of the Company.

          (c)  No Waiver. The failure of a party to insist upon strict adherence
               ---------
to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (d)  Severability. It is expressly understood and agreed that although
               ------------
Executive and the Company consider the restrictions contained in this Agreement to be reasonable, if a final judicial determination is made by a tribunal of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply to such maximum time and territory and to such maximum extent as such tribunal may determine or indicate to be enforceable. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          (e)  Successors; Binding Agreement.  (i) In the event of a Change in
               -----------------------------
Control, the Company will require the successor to the Company as Executive's employer (whether such succession is direct or indirect, by purchase, merger, consolidation or otherwise, to any portion of the business and/or assets of the Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company", shall mean the Company as hereinbefore defined and any successor to its business and/or assets. Prior to a Change in Control, the term "Company", shall also mean any affiliate of the Company to which Executive may be transferred and the Company shall cause such successor employer to be considered the "Company" bound by the terms of this Agreement and this Agreement shall be amended so to provide. Following a Change in Control, the term "Company" shall not mean any affiliate of the Company to which Executive may be transferred unless Executive shall have previously approved of such transfer in writing, in which case the Company shall cause such successor employer to be considered the "Company" bound by the terms of this Agreement and this Agreement shall be amended so to provide.

               (ii) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's heirs, devisees, legatees or other designees or, if there is no such designee, to Executive's estate. This Agreement shall not be assignable by Executive.

          (f)  Notice; Notice of Termination.  (i) For the purpose of this
               -----------------------------
Agreement, notices and all other communications provided for in the Agreement shall be in writing and, except as otherwise provided in paragraph (iii) below, shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement; provided that all notices to the Company shall be directed to the attention of
--------
the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

               (ii) Any purported termination of Executive's employment by the Company or by Executive shall not be effective unless communicated by written Notice of Termination to the other party hereto in accordance with paragraph (i) above. For purposes of this Agreement, a "Notice of Termination" in the case of a termination for Cause following a Change in Control shall mean a notice given within ten (10) business days of the Company's having actual knowledge of the events giving rise to such termination and in all cases shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

               (iii) The date of termination of Executive's employment shall be the date of receipt of the Notice of Termination, except in the case of (A) Executive's death, in which case the date of termination of employment shall be the date of death or (B) Executive's termination for Cause following a Change in Control, in which case the date of termination shall be ten (10) business days after actual receipt by Executive of the Notice of Termination; provided that, if within thirty (30) days after any Notice of Termination following a Change in Control is received, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the date of termination of Executive's employment shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom has expired and no appeal has been perfected); and provided further that the date of termination of Executive's employment shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary and incentive compensation) or, if higher, the compensation in effect immediately prior to the Change in Control, and continue Executive as a participant in all compensation, benefit (including fringe benefits and perquisites) and insurance plans in which Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this paragraph
(iii). Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

          (g) Arbitration.  The parties hereby agree to submit all
              -----------
controversies, claims and matters of difference in any way related to this Agreement or the performance or breach of the whole or any part hereof, to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force. If such rules and practices shall conflict with the Colorado Rules of Civil Procedure or any other provisions of Colorado law then in force, such Colorado rules and provisions shall govern. Arbitration of any such controversy, claim or matter of difference shall be a condition precedent to any legal action thereon. This submission and agreement to arbitration shall be specifically enforceable.

          Awards shall be final and binding on all parties to the extent and in the manner provided by Colorado law; provided that an arbitration award shall not be binding on the Company to the extent such award exceeds the maximum amount the Company would be required to pay Executive pursuant to the express terms of this Agreement. All awards may be filed by any party with the Clerk of the District Court in the County of Denver, Colorado and an appropriate judgment entered thereon and execution issued therefor. At the election of any party, said award may also be filed, and judgment entered thereon and execution issued therefor, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such award is rendered or its property.

          (h) Counterparts.  This Agreement may be signed in several
              ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          (i) Non-Disparagement.  Executive and the Company shall each use all
              -----------------
reasonable efforts not to make any statements or take any action that may be derogatory or disparaging to the reputation of the other or, in the case of the Executive, to the reputation of any of the Company's affiliates. Notwithstanding the foregoing, nothing in this Agreement shall preclude either party from truthful statements or disclosures that are required by applicable law or regulation, or from taking any position in prosecuting or defending any judicial, administrative or arbitration proceeding arising hereunder.

          (j) Cooperation.  Executive agrees that following termination of
              -----------
Executive's employment with the Company prior to a Change in Control for a period ending on the earlier to occur of the fifth anniversary of such termination or a Change in Control, Executive shall make himself reasonably available to the Company and its legal counsel, taking into consideration Executive's other obligations, and shall cooperate with the Company in connection with any litigation, investigation or other proceeding relating to events occurring during Executive's employment hereunder or facts as to which he has knowledge; provided that Executive shall be entitled to reimbursement of necessary and reasonable expenses incurred in connection therewith subject to provision of receipts therefor and provided further that (i) nothing herein shall require Executive to make any but truthful statements and (ii) Executive will not be required so to cooperate to the extent his position is in conflict with that of the Company.

          (k) Non-Competition/Non-Solicitation.  (i)  Executive acknowledges and
              --------------------------------
recognizes the highly competitive nature of the business of the Company and its affiliates and accordingly hereby agrees, in consideration of the agreements herein of the Company, that from the date hereof through the termination of Executive's employment with the Company and, if such termination occurs prior to a Change in Control, through the two year period following such termination of Executive's employment, (x) Executive shall not alone, or as a partner, member, employee, agent, director, stockholder or investor of any corporation or other business entity or in any other individual or representative capacity, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or work or provide consulting services to (including, without limitation, without receiving a fee or other compensation), or lend money to, any business, activity or person which competes with a business or activity in North America, Europe and Asia in which the Company is engaged or in which the Company or its affiliates is actively and seriously considering engaging at the time in question in the case of conduct during such employment or at the time of Executive's termination of employment in the case of conduct during such two year period; provided the foregoing shall not prohibit Executive from directly or indirectly making passive investments of not more than one percent (1%) of the outstanding equity interests in, or public debt of, any company or entity listed or traded on a national securities exchange or an over the counter securities market and (y) Executive shall not, directly or indirectly, recruit, seek to recruit, or hire any present or former employee of the Company or any of its subsidiaries (level 30 or above) until at least one year has passed from the date of termination of such person's employment with the Company or any of its subsidiaries.

              (ii) Executive hereby acknowledges that the business of the Company and its affiliates is international in scope and that, accordingly, any geographical limitation on the scope of the foregoing covenant to less than that specified therein could be meaningless, and that, by reason thereof, Executive acknowledges that the scope of the foregoing covenant is reasonable and necessary in order to protect the interests of the Company and its affiliates sought to be protected hereby.

              (iii) The parties acknowledge and agree that their respective remedies for a breach or threatened breach of any of the provisions of Section 13(i), (j) or (k) would be inadequate and, in recognition of this fact, the parties agree that, in the event of such a breach or threatened breach, in addition to any remedies at law, the aggrieved party, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                 /s/ Johns J. Klocko, III
                              -------------------------------------------------
                                     John J. Klocko, III



                                     JOHNS MANVILLE CORPORATION



                                 /s/ C. L. Henry
                              -------------------------------------------------
                                     C.L. Henry
                                     Chairman, Chief Executive Officer
                                     and President

ATTEST:


   /s/ Dion Persson
-----------------------------
Name:  Dion Persson
Title: Vice President, Assistant General
       Counsel and Secretary

                                                             JOHN J. KLOCKO, III



                                  Schedule A
                                  ----------

                          Outside Directorships Held
                          --------------------------



                                     None

                                                             JOHN J. KLOCKO, III


                                  Schedule B
                                  ----------

                    Incentive Compensation Plans in Effect
                    --------------------------------------


       Annual Incentive Compensation Plan for Johns Manville Corporation.

       Johns Manville Corporation 1996 Executive Incentive Compensation Plan.

       Johns Manville Corporation 1996 Deferred Compensation Plan.

                                                             JOHN J. KLOCKO, III


                                  Schedule C
                                  ----------

             Fringe Benefit Arrangements and Perquisites in Effect
             -----------------------------------------------------


     Club Initiation Fee & Dues

          The Company will pay the initial fee and dues for one country club and one luncheon or city club of the Executive's choice. The initiation fee and first year's dues will be "grossed up" for tax purposes.

     Financial, Estate & Tax Planning

          The Company will provide periodic financial, estate and tax planning to the Executive through Ayco Company, L.P.

     Annual Executive Physical Exam Program